Exhibit 10.1
SECOND AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
          THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of October 28, 2005 (the “Effective Date”), is among VALLEY NATIONAL GASES, INC., a West Virginia corporation (the “Company”), VALLEY NATIONAL GASES INCORPORATED, a Pennsylvania corporation (“VNGI”), VALLEY NATIONAL GASES DELAWARE, INC., a Delaware corporation (“VNGDI”), JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)), NATIONAL CITY BANK, a national banking association, FIFTH THIRD BANK, and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Agent”) for the Lenders from time to time parties to that certain Third Amended and Restated Credit Agreement, dated as of April 30, 2004, as amended by the First Amendment to Third Amended and Restated Credit Agreement dated as of June 24, 2004 (the “Credit Agreement”).
Recital
          Pursuant to Section 2.02(g) of the Credit Agreement, the Company has requested the Lenders to increase their aggregate Commitments to $90,000,000.00, and to consent to a New Acquisition not permitted under the Credit Agreement. Subject to the terms and conditions stated in this Amendment, the Lenders are willing to increase their respective Commitments and to consent to the proposed New Acquisition, which requires the Lenders’ approval under the Credit Agreement.
Amendment
          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, and each act performed and to be performed hereunder, the parties hereto agree as follows:
          1. Definitions. All terms used in this Amendment that are defined in the Credit Agreement and that are not otherwise defined in this Amendment shall have the same meanings in this Amendment as are ascribed to such terms in the Credit Agreement, as amended by this Amendment.
          2. Amendments to Credit Agreement. Effective as of the Effective Date, the Credit Agreement is amended as follows:
     (a) New Definition. The following new definitions are added to Section 1.01:

“Reynolds Acquisition” means the acquisition by the Company of 100% of the issued and outstanding capital stock of Reynolds Welding Supply Co., a Minnesota corporation, under and pursuant to that certain Purchase and Sale Agreement dated August 18, 2005, among the Company, as purchaser, and Michael P. Reynolds, William J. Reynolds, and Thomas J. Reynolds, as sellers.
“Second Amendment” means that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of October 28, 2005, among the Company, VNGI, VNGDI, the Lenders, and the Agent.
(b) Maximum Availability. Pursuant to Section 2.02(g), the Maximum Availability is increased to $90,000,000.00.
(c) Replacement of Schedules. Schedule 1.01-a and the Pricing Schedule to the Credit Agreement are replaced with Schedule 1.01-a and the Pricing Schedule attached to this Amendment.
(d) Amendment of Section 2.02(b). The first sentence of Section 2.02(b) is amended and restated to read as follows:
The obligation of the Company to repay the Revolving Loans shall be evidenced by promissory notes executed by the Company to each of the Lenders in the form of Exhibit A attached to the Second Amendment (as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, the “Revolving Notes”).
          3. Consent. The Lenders and the Agent hereby consent to the acquisition by the Company of 100% of the issued and outstanding capital stock of Reynolds Welding Supply Co., a Minnesota corporation, under and pursuant to that certain Purchase and Sale Agreement dated August 18, 2005, among the Company, as purchaser, and Michael P. Reynolds, William J. Reynolds, and Thomas J. Reynolds, as sellers, subject to the conditions that:
(a) the purchase price paid by the Company thereunder shall not exceed $22,000,000.00;
(b) immediately upon consummation of such acquisition, Reynolds Welding Supply Co. and each of its subsidiaries shall be merged with and into the Company, with the Company as the surviving entity; and
(c) no Event of Default or Unmatured Event of Default has occurred and is continuing on the New Acquisition Closing Date of such acquisition.

The parties agree that the Additional EBITDA Amount attributable to such New Acquisition for the period of four fiscal quarters ending October 31, 2005, initially shall be $3,222,000.00.
          4. Representations and Warranties. The Credit Parties jointly and severally represent and warrant to the Lenders that:
(a) (i) The execution, delivery, and performance of this Amendment by the Credit Parties have been duly authorized by all necessary corporate action, and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or writ presently in effect applying to the Credit Parties, the articles of incorporation, or by-laws of any of the Credit Parties, or result in a breach of or constitute a default under any material agreement, lease, or instrument to which any of the Credit Parties is a party or by which any of the Credit Parties or any of the properties of any of the Credit Parties may be bound or affected; (ii) no authorization, consent, approval, license, exemption, or filing of a registration with any court or governmental department, agency, or instrumentality, or any other Person, is or will be necessary for the valid execution, delivery, or performance by any of the Credit Parties of this Amendment; and (iii) this Amendment is the legal, valid, and binding obligation of each of the Credit Parties, as a signatory thereto, and is enforceable against each of the Credit Parties in accordance with its terms.
(b) After giving effect to the amendments contained in this Amendment, the representations and warranties contained in Article III of the Credit Agreement are and will be true and correct with the same force and effect as if made on and as of the date of execution of this Amendment.
(c) After giving effect to the amendments contained in this Amendment, no Default or Unmatured Default has occurred and is continuing or will exist under the Credit Agreement.
          5. Conditions. The obligation of the Lenders and the Agent to perform this Amendment shall be subject to full satisfaction of the following conditions precedent:
(a) This Amendment shall have been duly executed by each of the Credit Parties and the Required Lenders and delivered to the Agent.
(b) The Company shall have executed and delivered to the Agent Revolving Notes substantially in the form of Exhibit A attached hereto, payable to each Lender and in the principal sum of such Lender’s Commitment as set forth on Schedule 1.01-a attached to this Amendment.
(c) The Company shall have paid to the Agent, for the account of the Lenders, an upfront fee of $15,000.00.

(d) The Company shall have paid all costs and expenses incurred by the Agent in connection with the negotiation, preparation, and closing of this Amendment and the other documents and agreements delivered pursuant hereto, including the reasonable fees and out-of-pocket expenses of Baker & Daniels, special counsel to the Agent.
(e) The Agent shall have received such additional agreements, documents, and certifications as may be reasonably requested by the Required Lenders.
          6. Guarantor Consent/Affirmation. VNGI and VNGDI, in their respective capacities as a Guarantor under the Guaranties, by their execution of this Amendment, expressly consent to the execution, delivery and performance by the Company and the Agent of this Amendment, and agree that neither the provisions of this Amendment nor any action taken or not taken in accordance with the terms of this Amendment shall constitute a termination, extinguishment, release, or discharge of any of their respective guaranty obligations or provide a defense, set off, or counter claim to any of them with respect to any of their respective guaranty obligations under any of the Guaranties or other Loan Documents. VNGI and VNDGI each affirms to the Lenders and the Agent that its Guaranty remains in full force and effect and is its valid and binding obligation.
          7. Binding on Successors and Assigns. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the Credit Parties, the Lenders, the Agent, and their respective successors and assigns and legal representatives.
          8. Governing Law/Entire Agreement/Survival. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such state and without giving effect to the choice or conflicts of laws principles of any jurisdiction. This Amendment constitutes and expresses the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements, or conditions, whether expressed or implied, oral or written, with respect thereto. All covenants, agreements, undertakings, representations, and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and shall not be affected by any investigation made by any person. The Credit Agreement, as amended hereby, remains in full force and effect in accordance with its terms and provisions.
          9. Further Agreements and Acknowledgments. The Credit Parties hereby further acknowledge and agree that:
(a) neither the provisions of this Amendment nor any actions taken or not taken pursuant to or in reliance upon the terms of this Amendment shall constitute a novation of any of the Loan Documents, all of which remain in full force and effect in accordance with their respective terms, as amended to date; and
(b) neither this Amendment, nor any action taken by the Lenders or the Agent pursuant to this Amendment, shall impair, prejudice, or in any other manner affect the rights of the Lenders with respect to any Collateral or other security which now or hereafter secures payment or performance of the Obligations or any part thereof, or establish or be deemed to establish any precedent or course of dealing with respect to any matter.
          10. Counterparts. This Amendment may be executed, by original or facsimile signatures, in two or more counterparts, each of which shall constitute an original, but all of which shall constitute one agreement.
          IN WITNESS WHEREOF, the Credit Parties, the Required Lenders and the Agent have caused this Amendment to be duly executed and delivered by their respective authorized signatories as of the date first set forth above.

VALLEY NATIONAL GASES, INC.,
a West Virginia corporation

By:

VALLEY NATIONAL GASES INCORPORATED
a Pennsylvania corporation

By:

VALLEY NATIONAL GASES DELAWARE,
INC., a Delaware corporation

By:

JPMORGAN CHASE BANK, N.A., as Lender and as Agent

By:

Printed:

Title:

NATIONAL CITY BANK

By:

Printed:

Title:

FIFTH THIRD BANK

By:

Printed:

Title:

LASALLE BANK NATIONAL ASSOCIATION

By:

Printed:

Title:

EXHIBIT A
FIFTH AMENDED AND RESTATED REVOLVING NOTE

U.S. $	October , 2005
          FOR VALUE RECEIVED, on or before April 30, 2009, VALLEY NATIONAL GASES, INC., a West Virginia corporation (“Maker”), unconditionally promises to pay to the order of                                          (“Lender”), at 111 Monument Circle, Mail Code IN1-0046, P.O. Box 7700, Indianapolis, Indiana 46277, Indianapolis, Indiana 46277-0119, the principal sum of                                                 Dollars ($                     ), or so much of such amount as may be disbursed by Lender as part of the Advances on the Revolving Loans under the terms of the Credit Agreement (as hereinafter defined), together with interest thereon at the rates as provided in the Credit Agreement. Capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Credit Agreement.
          Maker, Valley National Gases Incorporated, a Pennsylvania corporation, Valley National Gases Delaware, Inc., Lender, other Lenders and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)), as Administrative Agent, have executed a Third Amended and Restated Credit Agreement, dated as of April 30, 2004 (as the same hereafter may be amended and/or restated from time to time, the “Credit Agreement”). This Fifth Amended and Restated Revolving Note (this “Note”) is one of the “Revolving Notes” referred to in the Credit Agreement, to which reference is made for the conditions and procedures under which advances, payments, readvances, and repayments may be made prior to the maturity of this Note, for the terms upon which Maker may make prepayments from time to time and at any time prior to the maturity of this Note and the terms of any prepayment premiums or penalties which may be due and payable in connection therewith, and for the terms and conditions upon which the maturity of this Note may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable. This Note and the other Revolving Notes amend, and as amended, restate, and replace those certain Fourth Amended and Restated Revolving Notes executed by Maker, dated as of April 30, 2004.
          Interest accruing on the principal balance of this Note outstanding from time to time shall be due and payable by Maker on such dates and in accordance with the terms of the Credit Agreement. All amounts paid on this Note shall be applied in accordance with the terms of the Credit Agreement.
          If any installment of interest due under the terms of this Note falls due on a day which is not a Business Day, the due date shall be extended to the next succeeding Business Day and interest will be payable at the applicable rate for the period of such extension.
          All amounts payable under this Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys’ fees.

          The holder of this Note, at its option, may make extensions of time for payment of the indebtedness evidenced by this Note, or approve reductions of the payments thereon, release of any collateral securing payment of such indebtedness or accept a renewal note or notes therefor, all without notice to Maker or any endorser(s) and Maker and all endorsers hereby severally consent to any such extensions, reductions, releases, and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Maker and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest, and notice of nonpayment or dishonor of this Note and each of them consents to all extensions of the time of payment thereof.
          MAKER AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG MAKER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR ANY OTHER LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE LOAN DOCUMENTS. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO ITS CHOICE OR CONFLICTS OF LAWS PROVISIONS. MAKER AGREES THAT THE COURTS OF THE STATE OF INDIANA LOCATED IN INDIANAPOLIS, INDIANA, AND THE FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF INDIANA, MARION COUNTY, HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS NOTE OR ANY OTHER AGREEMENT MADE IN CONNECTION HEREWITH AND MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR AS OTHERWISE PROVIDED BY LAW.
          Executed and delivered as of the                      day of October, 2005.

VALLEY NATIONAL GASES, INC.

By:

Printed:

Title:

2

Schedule 1.01-a

Lender	Commitment	Commitment Percentage
JPMorgan Chase Bank, N.A.	$36,300,000	40.33%
National City Bank	$26,700,000	29.66%
Fifth Third Bank	$15,000,000	16.66%
LaSalle Bank National Association	$12,000,000	13.33%

PRICING SCHEDULE

APPLICABLE	LEVEL I	LEVEL II	LEVEL III	LEVEL IV
MARGIN	STATUS	STATUS	STATUS	STATUS

Eurodollar Rate	1.00%	1.25%	1.50%	1.875%
Floating Rate	0.0%	0.0%	0.0%	0.0%

	LEVEL I	LEVEL II	LEVEL III	LEVEL IV
	STATUS	STATUS	STATUS	STATUS

Applicable Fee Rate	0.125%	0.125%	0.125%	0.25%
Applicable L/C Fee Rate	1.0%	1.25%	1.50%	1.875%
     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:
          “Financials” means the annual or quarterly financial statements of the Company delivered pursuant to Section 5.01(b)(1) or (3).
          “Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, the Ratio of Total Funded Debt to EBITDA is less than 2.00 to 1.00.
          “Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status and (ii) the Ratio of Total Funded Debt to EBITDA is less than 2.50 to 1.00.
          “Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the Ratio of Total Funded Debt to EBITDA is less than 3.00 to 1.00.
          “Level IV Status” exists at any date if the Company has not qualified for Level I Status, Level II Status or Level III Status.
          “Status” means either Level I Status, Level II Status, Level III Status or Level IV Status.
          The Applicable Margin, Applicable Fee Rate, and Applicable L/C Fee Rate shall be determined in accordance with the foregoing table based on the Company’s Status as reflected in the most recent Financials; provided that from and after the New Acquisition Closing Date of the Reynolds Acquisition, Level I Status shall be deemed to exist until the date on which the Applicable Margin, Applicable Fee Rate, and Applicable L/C Fee Rate are subject to adjustment based on the Financials for the fiscal quarter ending March 31, 2006 (subject, however, to the last sentence of this paragraph). Adjustments, if any, to the Applicable Margin, Applicable Fee Rate, and Applicable L/C Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Company fails to deliver the Financials to the Agent at the time required pursuant to Section 5.01(b), then the Applicable Margin, Applicable Fee Rate, and Applicable L/C Fee Rate shall be the highest Applicable Margin, Applicable Fee Rate, and Applicable L/C Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.